JPMorgan Trust I
		JPMorgan Trust II
 	   Undiscovered Managers Funds
	       UM Investment Trust
	    JPMorgan Insurance Trust
   J.P. Morgan Fleming Mutual Fund Group, Inc.
	  J.P. Morgan Mutual Fund Group
    J.P. Morgan Mutual Fund Investment Trust

	    Secretary's Certificate


	I, Stephen M. Benham, Secretary of the
JPMorgan Trust I, JPMorgan Trust II, Undiscovered
Managers Funds, UM Investment Trust, JPMorgan
Insurance Trust, J.P. Morgan Fleming Mutual Fund
Group, Inc., J.P. Morgan Mutual Fund Group, and
J.P. Morgan Mutual Fund Investment Trust (the
"Trusts"), do hereby certify that the following is a true and correct copy of resolutions duly passed and adopted at a regular meeting of the Board of Trustees of the Trusts held on February
13-15, 2007, which are currently in full force and effect:

Approval of Fidelity Bond Coverage

RESOLVED, that it is the finding of the Trustees of JPMorgan Trust I, JPMorgan Trust II, Undiscovered
Managers Funds, UM Investment Trust, JPMorgan
Insurance Trust, J.P. Morgan Fleming Mutual Fund
Group, Inc., J.P. Morgan Mutual Fund Group, J.P.
Morgan Mutual Fund Investment Trust, (collectively,
 the "Trusts") and separately the finding of the Independent Trustees that the proposed Fidelity
Bond written by St. Paul Fire and Marine Insurance
Company (the "Bond") in the aggregate amount of $12,450,000, covering, among others, officers and employees of the Trusts, in accordance with the requirements of Rule 17g-1 promulgated by the Securities and Exchange Commission under Section
17(g) of the Investment Company Act of 1940, as amended, is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of each of the funds that are series of the Trusts to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of assets of the Trusts, the number of other parties named as insured parties under the Bond and the nature of the business activities of other parties; and

FURTHER RESOLVED, that the premium to be paid by the Trusts under the Bond be, and hereby is, approved by the Trustees and separately by the Independent Trustees after having given due consideration to, among other things, the number of other parties insured under the Bond, the nature of the business activities of those other parties, the amount of the Bond and the extent to which the share of the maximum premium allocated to each Trust under the Bond is no more than the premium that such Trust would have had to pay had it maintained a single insured bond; and

FURTHER RESOLVED, that the Bond be, and hereby is,
 approved by a vote of a majority of the Trustees and separately by the Independent Trustees; and

FURTHER RESOLVED, that the officers of Trusts be, and each of them hereby is, authorized and directed to enter into an agreement on behalf among the Trusts, in substantially the form furnished to the Trustees, as required by Rule 17g-1, with the other named insureds under the Bond providing that in the event any recovery is received under the Bond as a result of a loss sustained by a Trust and also by one or more of the other named insureds, that Trust shall receive an equitable and proportionate share of the recovery, but in no event less than the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d) (1)
 of the aforementioned Rule 17g-1; and

FURTHER RESOLVED, that the appropriate officers of the Trusts be, and they hereby are, authorized and directed to prepare, execute and file such amendments and supplements to the aforesaid agreement, and to take such other action as may be necessary or appropriate in order to conform to the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

FURTHER RESOLVED, that the Secretary of the Trusts shall file the Bond with the Securities and Exchange
 Commission and give notice required under paragraph
 (g) of the aforementioned Rule 17g-1.

FURTHER RESOLVED, that the appropriate officers of Trusts be, and each of them hereby is, authorized to make any and all payments and to do any and all other acts, in the name of Trusts and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

IN WITNESS WHEREOF, I hereunto sign my name as of this 11th day of July 2007.



		           /s/Stephen M. Benham
			   ___________________________
		           Stephen M. Benham
Secretary of the JPMorgan Trust I, JPMorgan Trust II,
Undiscovered Managers Funds, UM Investment Trust,
JPMorgan Insurance Trust, J.P. Morgan Fleming Mutual
Fund Group, Inc., J.P. Morgan Mutual Fund Group, and
J.P. Morgan Mutual Fund Investment Trust